Exhibit 99.1
FARO Announces Fourth Quarter and Full Year 2023 Financial Results

•Q4 revenue of $98.8 million, at the upper end of our guidance range
•Q4 earnings per share ("EPS") of $0.08; Non-GAAP EPS of $0.36, above our guidance range
•Significant improvement in cash flow, which results in positive Q4 and FY2023 cash flow from operations

LAKE MARY, FL, February 27, 2024 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2023.
“We are pleased with our improved financial performance and remain excited about the long term prospects of our integrated hardware and software solutions strategy to create customer value in our core markets,” said Peter Lau, President & Chief Executive Officer. “GAAP EPS of $0.08 and non-GAAP EPS of $0.36 exceeded the high end of our guidance range. GAAP net income of $1.6 million and Adjusted EBITDA of $13.2 million, an increase of 12% year over year, attributed to higher than anticipated revenue and continued improvement in operational execution. We also expanded our cash position by generating $18.7 million of operating cash flow in the quarter, driven by profitability and efficiencies in working capital."

Fourth Quarter 2023 Financial Summary
•Total sales of $98.8 million, down 5% year over year
•Gross margin of 50.9%, compared to 49.1% in the prior year period
•Non-GAAP gross margin of 52.5%, compared to 52.8% in the prior year period
•Operating expenses of $48.9 million, compared to $52.7 million in the prior year period
•Non-GAAP operating expenses of $41.3 million, compared to $45.8 million in the prior year period
•Net income of $1.6 million, or $0.08 per share compared to net loss of $2.2 million, or $(0.12) per share in the prior year period
•Non-GAAP net income of $6.8 million, or $0.36 per share compared to net income of $7.1 million, or $0.38 per share in the prior year period
•Adjusted EBITDA of $13.2 million, or 13.3% of total sales compared to $11.7 million, or 11.3% of total sales in the prior year period
•Cash, cash equivalents & short-term investments of $96.3 million, compared to $79.9 million as of September 30, 2023.

* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Full Year 2023 Financial Summary
•Total sales of $358.8 million, up 4% compared to the prior year period
•Net loss of $56.6 million, or $(2.99) per share compared to net loss of $26.8 million, or $(1.46) per share in the prior year period
•Non-GAAP net loss of $2.4 million, or $(0.13) per share compared to non-GAAP net income of $4.6 million, or $0.25 per share in the prior year period

Outlook for the First Quarter 2024
For the first quarter ending March 31, 2024, FARO currently expects:
•Revenue in the range of $77 to $85 million
•Gross margin in the range of 49.0% - 50.5%. Non-GAAP gross margin in the range of 49.5% - 51.0%
•Operating expenses in the range of $47.5 - $49.5 million. Non-GAAP operating expenses in the range of $41 - $43 million
•Net loss per share in the range of ($0.66) - ($0.46). Non-GAAP loss per share in the range of ($0.20) to $0.00
Conference Call
The Company will host a conference call to discuss these results on Wednesday, February 28, 2024, at 8:00 a.m. ET. Interested parties can access the conference call by dialing (800) 245-3047 (U.S.) or +1 (203) 518-9708 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit
www.faro.com.

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, exclude the impact of purchase accounting intangible amortization expense and fair value adjustments, stock-based compensation, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net income (loss) before interest (income) expense, net, income tax benefit (expense) and depreciation and amortization and fair value adjustments, and Adjusted EBITDA, which is calculated as EBITDA, excluding other (income) expense, net, stock-based compensation, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net income (loss). We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.

In our fourth quarter reporting, we have included non-GAAP total sales on a constant currency basis. The most directly comparable GAAP measure to total sales on a constant currency basis is total sales. We believe constant currency information is useful in analyzing underlying trends in our business and the commercial performance of our products by eliminating the impact of highly volatile fluctuations in foreign currency markets and allows for period-to-period comparisons of our performance. For simplicity, we may elect to omit this information in future periods if we determine a lack of material impact. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to U.S. dollars at the exchange rate in effect during the last day of the prior comparable period.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.

These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the first quarter of 2024, demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring and integration plans and the timing and amount of cost savings and other benefits expected to be realized from the restructuring and integration plans and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its strategic plan, restructuring plan and integration plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the changes in our executive management team in 2023 and 2024 and the loss of any of our executive officers or other key personnel, which may be impacted by factors such as our inability to competitively address inflationary pressures on employee compensation and flexibility in employee work arrangements;
•the outcome of any litigation to which the Company is or may become a party;
•loss of future government sales;
•potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of general economic and financial market conditions, including in response to public health concerns;
•assumptions regarding the Company’s financial condition or future financial performance may be incorrect;
•the impact of fluctuations in foreign exchange rates and inflation rates; and

•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 that will be filed with the SEC following this earnings release, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Matthew Horwath, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales
Product	$78,818	$83,265	$278,572	$265,280
Service	20,022	20,594	80,259	80,485
Total sales	98,840	103,859	358,831	345,765
Cost of sales
Product	37,781	40,957	150,472	123,836
Service	10,773	11,867	43,360	46,166
Total cost of sales	48,554	52,824	193,832	170,002
Gross profit	50,286	51,035	164,999	175,763
Operating expenses
Selling, general and administrative	39,429	37,923	157,336	146,657
Research and development	9,238	12,659	41,806	49,415
Restructuring costs	263	2,102	15,393	4,614
Total operating expenses	48,930	52,684	214,535	200,686
Income (loss) from operations	1,356	(1,649)	(49,536)	(24,923)
Other (income) expense
Interest expense (income)	819	(8)	3,348	(36)
Other expense (income), net	1,303	(159)	1,178	(3,236)
Loss before income tax	(766)	(1,482)	(54,062)	(21,651)
Income tax (benefit) expense	(2,354)	753	2,515	5,105
Net income (loss)	$1,588	$(2,235)	$(56,577)	$(26,756)
Net income (loss) per share - Basic	$0.08	$(0.12)	$(2.99)	$(1.46)
Net income (loss) per share - Diluted	$0.08	$(0.12)	$(2.99)	$(1.46)
Weighted average shares - Basic	18,961,632	18,780,081	18,917,778	18,318,191
Weighted average shares - Diluted	21,086,277	18,780,081	18,917,778	18,318,191

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$76,787	$37,812
Short-term investments	19,496	—
Accounts receivable, net	92,028	90,326
Inventories, net	34,529	50,026
Prepaid expenses and other current assets	38,768	41,201
Total current assets	261,608	219,365
Non-current assets:
Property, plant and equipment, net	21,181	19,720
Operating lease right-of-use asset	12,231	18,989
Goodwill	109,534	107,155
Intangible assets, net	47,891	48,978
Service and sales demonstration inventory, net	23,147	30,904
Deferred income tax assets, net	25,027	24,192
Other long-term assets	4,073	4,044
Total assets	$504,692	$473,347
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,404	$27,286
Accrued liabilities	29,930	23,345
Income taxes payable	5,699	6,767
Current portion of unearned service revenues	40,555	36,407
Customer deposits	4,251	6,725
Lease liability	5,434	5,709
Total current liabilities	113,273	106,239
Loan - 5.50% Convertible Senior Notes	72,760	—
Unearned service revenues - less current portion	20,256	20,947
Lease liability - less current portion	10,837	14,649
Deferred income tax liabilities	13,308	11,708
Income taxes payable - less current portion	5,629	8,706
Other long-term liabilities	23	49
Total liabilities	236,086	162,298
Commitments and contingencies
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 20,343,359 and 20,156,233 issued; 18,968,798 and 18,780,013 outstanding, respectively	20	20
Additional paid-in capital	346,277	328,227
(Accumulated deficit) Retained earnings	(9,789)	46,788
Accumulated other comprehensive loss	(37,247)	(33,331)
Common stock in treasury, at cost - 1,376,220 and 1,376,220 shares held, respectively	(30,655)	(30,655)
Total shareholders’ equity	268,606	311,049
Total liabilities and shareholders’ equity	$504,692	$473,347

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
(in thousands)	2023	2022
Cash flows from:
Operating activities:
Net loss	$(56,577)	$(26,756)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	15,377	13,983
Stock-based compensation	17,833	13,317
Inventory write-downs	9,340	—
Asset impairment charges	5,707	507
Provision for bad debts, net of recoveries	1,030	163
Amortization of debt discount and issuance costs	450	—
Loss on disposal of assets	274	156
Provision for excess and obsolete inventory	2,361	(68)
Impairment of intangible assets	—	1,135
Deferred income tax expense (benefit)	(26)	2,412
Change in operating assets and liabilities, net of acquisitions:
(Increase) decrease in:
Accounts receivable, net	(50)	(11,198)
Inventories	736	3,379
Prepaid expenses and other assets	3,387	(21,239)
(Decrease) increase in:
Accounts payable and accrued liabilities	4,421	4,777
Income taxes payable	(3,808)	(1,904)
Customer deposits	(2,533)	1,343
Unearned service revenues	2,786	(4,863)
Other liabilities	367	—
Net cash provided by (used in) operating activities	1,075	(24,856)
INVESTING ACTIVITIES:
Purchases of property and equipment	(6,817)	(6,371)
Purchases of short-term investments	(19,496)	—
Cash paid for technology development, patents and licenses	(7,177)	(10,567)
Acquisitions of businesses and minority share investments, net of cash received	—	(32,959)
Net cash used in investing activities	(33,490)	(49,897)
Financing activities:
Payments on capital leases	(154)	(220)
Cash settlement of equity awards	217	(1,892)
Short term debt	—	1,115
Proceeds from issuance of 5.50% Convertible Senior Notes, due 2028, net of discount, issuance cost and accrued interest	72,310	—
Payment of contingent consideration for business acquisition	(1,098)	—
Net cash provided by (used in) financing activities	71,275	(997)
Effect of exchange rate changes on cash and cash equivalents	115	(8,427)
Increase (Decrease) in cash and cash equivalents	38,975	(84,177)
Cash and cash equivalents, beginning of period	37,812	121,989
Cash and cash equivalents, end of period	$76,787	$37,812

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2023	2022	2023	2022
Gross profit, as reported	$50,286	$51,035	$164,999	$175,763
Stock-based compensation (1)	364	294	1,335	1,050
Inventory reserve charge (3)	1,208	—	9,340	—
Restructuring and other costs(2)	51	—	1,377	—
Purchase accounting intangible amortization and fair value adjustments	—	3,550	—	3,550
Non-GAAP adjustments to gross profit	1,623	3,844	12,052	4,600
Non-GAAP gross profit	$51,909	$54,879	$177,051	$180,363
Gross margin, as reported	50.9%	49.1%	46.0%	50.8%
Non-GAAP gross margin	52.5%	52.8%	49.3%	52.2%

Selling, general and administrative, as reported	$39,429	$37,923	$157,336	$146,657
Stock-based compensation (1)	(4,488)	(2,179)	(14,198)	(9,654)
Purchase accounting intangible amortization	(634)	(811)	(2,658)	(1,373)
Non-GAAP selling, general and administrative	$34,307	$34,933	$140,480	$135,630

Research and development, as reported	$9,238	$12,659	$41,806	$49,415
Stock-based compensation (1)	(705)	(818)	(2,300)	(2,611)
Purchase accounting intangible amortization	(475)	(488)	(2,016)	(2,010)
Non-GAAP research and development	$8,058	$11,353	$37,490	$44,794

Operating expenses, as reported	$48,930	$52,684	$214,535	$200,686
Stock-based compensation (1)	(5,194)	(2,997)	(16,498)	(12,265)
Restructuring and other costs (2)	(1,329)	(2,604)	(17,666)	(7,548)
Purchase accounting intangible amortization	(1,109)	(1,299)	(4,674)	(3,383)
Non-GAAP adjustments to operating expenses	(7,632)	(6,900)	(38,838)	(23,196)
Non-GAAP operating expenses	$41,298	$45,784	$175,697	$177,490

Income (loss) from operations, as reported	$1,356	$(1,649)	$(49,536)	$(24,923)
Non-GAAP adjustments to gross profit	1,622	3,844	12,052	4,600
Non-GAAP adjustments to operating expenses	7,632	6,900	38,838	23,196
Non-GAAP income from operations	$10,610	$9,095	$1,354	$2,873

Net income (loss), as reported	$1,588	$(2,235)	$(56,577)	$(26,756)
Non-GAAP adjustments to gross profit	1,622	3,844	12,052	4,600
Non-GAAP adjustments to operating expenses	7,632	6,900	38,838	23,196
Income tax effect of non-GAAP adjustments	(2,314)	(2,149)	(12,723)	(6,163)
Other tax adjustments (4)	(1,738)	772	15,962	9,675
Non-GAAP net income (loss)	$6,790	$7,132	$(2,448)	$4,552

Net income (loss) per share - Diluted, as reported	$0.08	$(0.12)	$(2.99)	$(1.46)
Stock-based compensation (1)	0.28	0.18	0.94	0.73
Restructuring and other costs (2)	0.07	0.14	1.01	0.41
Inventory reserve charge(3)	0.06	—	0.49	—
Purchase accounting intangible amortization and fair value adjustments	0.06	0.25	0.25	0.37
Income tax effect of non-GAAP adjustments	(0.11)	(0.11)	(0.67)	(0.33)
Other tax adjustments (4)	(0.08)	0.04	0.84	0.53
Non-GAAP net income (loss) per share - Diluted	$0.36	$0.38	$(0.13)	$0.25

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.
(3) During 2023, we recorded a charge of $9.3 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our product portfolio and cease selling certain products.

(4) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$1,588	$(2,235)	$(56,577)	$(26,756)
Interest (income) expense, net	819	(8)	3,348	(36)
Income tax (benefit) expense	(2,354)	753	2,515	5,105
Depreciation and amortization and fair value adjustments	3,649	7,472	15,377	17,533
EBITDA	3,702	5,982	(35,337)	(4,154)
Other (income) expense, net	1,303	(159)	1,178	(3,236)
Stock-based compensation	5,557	3,291	17,833	13,315
Inventory reserve charge(3)	1,208	—	9,340	—
Restructuring and other costs (1)	1,380	2,604	19,043	7,548
Adjusted EBITDA	$13,150	$11,718	$12,057	$13,473
Adjusted EBITDA margin (2)	13.3%	11.3%	3.4%	3.9%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

(3) During 2023, we recorded a charge of $9.3 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our product portfolio and cease selling certain products.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022
Total sales to external customers as reported
Americas (1)	$42,535	$44,345	$167,269	$154,422
EMEA (1)	33,657	31,680	108,298	98,174
APAC (1)	22,648	27,834	83,264	93,169
	$98,840	$103,859	$358,831	$345,765

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022
Total sales to external customers in constant currency (2)
Americas (1)	$42,044	$44,008	$165,715	$154,545
EMEA (1)	33,028	33,109	105,545	99,355
APAC (1)	23,873	28,392	85,948	92,268
	$98,945	$105,509	$357,208	$346,168

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022

Hardware	$66,640	$70,322	$234,124	$220,919
Software	12,178	12,943	44,448	44,361
Service	20,022	20,594	80,259	80,485
Total Sales	$98,840	$103,859	$358,831	$345,765

Hardware as a percentage of total sales	67.4%	67.7%	65.2%	63.9%
Software as a percentage of total sales	12.3%	12.5%	12.4%	12.8%
Service as a percentage of total sales	20.3%	19.8%	22.4%	23.3%

Total Recurring Revenue (3)	$17,360	$18,088	$67,497	$68,272
Recurring revenue as a percentage of total sales	17.6%	17.4%	18.8%	19.7%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$18,655	$(6,700)	$1,075	$(24,856)
Purchases of property and equipment	(1,801)	(1,393)	(6,817)	(6,371)
Cash paid for technology development, patents and licenses	(2,106)	(1,413)	(7,177)	(10,567)
Free Cash Flow	14,748	(9,506)	(12,919)	(41,794)
Restructuring and other cash payments (1)	2,665	454	14,380	6,364
Adjusted Free Cash Flow	$17,413	$(9,052)	$1,461	$(35,430)

(1) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other cash payments primarily consist of severance and related benefits.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal quarter ending March 31, 2024
	Low	High
GAAP gross margin	49.0%	50.5%
Stock-based compensation	0.5%	0.5%
Non-GAAP gross margin	49.5%	51.0%

	Fiscal quarter ending March 31, 2024
(in thousands)	Low	High
GAAP operating expenses	$47,500	$49,500
Stock-based compensation	(3,300)	(3,300)
Purchase accounting intangible amortization	(1,200)	(1,200)
Restructuring and other costs	(2,000)	(2,000)
Non-GAAP operating expenses	$41,000	$43,000

	Fiscal quarter ending March 31, 2024
	Low	High
GAAP diluted loss per share range	$(0.66)	$(0.46)
Stock-based compensation	0.19	0.19
Purchase accounting intangible amortization	0.06	0.06
Restructuring and other costs	0.11	0.11
Non-GAAP tax adjustments	0.10	0.10
Non-GAAP diluted loss per share	$(0.20)	$0.00